UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2023

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

On October 11, 2023, HeartCore Enterprises, Inc. (the “Company”) delivered written notice to Sutter Securities, Inc. (“Sutter”) that the Company was terminating the Common Stock Sales Agreement, dated May 29, 2023, by and between the Company and Sutter (the “Sales Agreement”), in accordance with its terms, which termination will be effective on October 21, 2023.

A description of the Sales Agreement is included in the Company’s Current Report on Form 8-K filed on May 31, 2023 (the “Announcement 8-K”), which description is incorporated by reference herein. Such description is qualified in its entirety by reference to the full text of the Sales Agreement, which was filed as Exhibit 10.1 to the Announcement 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

Pursuant to the Sales Agreement, the Company filed a prospectus supplement on May 31, 2023 (the “ATM Prospectus Supplement”) pursuant to which it may offer and sell, from time to time, shares of its common stock having an aggregate offering price of up to $4,205,067 through Sutter as the sales agent (the “ATM Offering”). As of the date of this Current Report on Form 8-K, the Company has not sold any shares of common stock under the ATM Prospectus Supplement. The Company expects to terminate the ATM Prospectus Supplement and the ATM Offering immediately following October 21, 2023, the effective date of the termination of the Sales Agreement. The Company does not intend to make any additional sales of common stock under the ATM Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: October 12, 2023	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer